Exhibit 99.1

NEWS RELEASE
COMPUWARE CORPORATION
--------------------------------------------
Corporate Headquarters                                          COMPUWARE [LOGO]
One Campus Martius o Detroit, MICHIGAN 48226
313-227-7300

For Immediate Release

January 26, 2006

                     Compuware Earns Ten Cents Per Share in
        Fiscal Year 2006 Third Quarter, Announces Organizational Changes

     Distributed Products License Fees Increase 33 Percent Sequentially and Nearly 12 Percent Year-over-year; Fiscal 2006 Year-to-date Earnings Up
                            Approximately 70 Percent

DETROIT--January 26, 2006--Compuware Corporation (NASDAQ: CPWR) today announced financial results for its third quarter, which ended December 31, 2005.

"Compuware generated solid profits in the third quarter and remains well ahead of its earnings for the previous fiscal year-to-date," said Compuware Chairman and CEO Peter Karmanos, Jr. "We have a very healthy business with great technicians and superb products. The company remains extremely well-positioned for the future," continued Karmanos, "but we must improve the consistency of our sales execution. With that in mind, Compuware is beginning to implement a number of organizational changes designed to improve sales and sales focus while increasing the reliability of our business results. Company management has planned carefully for these changes to minimize their impact on ongoing operations. We will continue to run a very efficient business, but no layoffs are planned."

Third Quarter Fiscal 2006 Results

Compuware reports third quarter revenues of $305.9 million. Net income for the third quarter was $37.7 million. Earnings per share (diluted computation) were 10 cents, based upon 388.3 million shares outstanding. During the company's third quarter, software license fees were $83.3 million, and maintenance fees were $107.6 million. Revenue from professional services for the third quarter was $115.0 million.

Organizational Changes

Compuware also today announced the following, high-level organizational changes:

      o Hank Jallos has been appointed President and Chief Operating Officer for Compuware Products. In this role, Hank will be responsible for the sales and maintenance of all Compuware products. Hank has served Compuware for nearly two decades in a variety of sales leadership roles, including those focused on the company's largest customers. Before joining Compuware, Hank spent more than 16 years with Honeywell Information Systems.

                                     -MORE-

Page 2
Compuware Earns Ten Cents Per Share in Fiscal Year 2006 Third Quarter, Announces Organizational Changes
January 26, 2006


      o Bob Paul will retain his current role and responsibilities overseeing Covisint operations under the new title of President and Chief Operating Officer of Compuware Covisint. Bob joined Covisint in 2001 with a substantial background in turning around technology companies through focused strategy, sales and operational excellence. He led the reinvention of Covisint's value proposition and technology, as well as the company's acquisition by Compuware in 2004.

      o Tommi White has been appointed President and Chief Operating Officer for Compuware Services. In this role, Tommi will be responsible for the sales and delivery of all Compuware services. Before joining Compuware in 2001, Tommi spent nearly nine years at Kelly Services, most recently as Executive Vice President, Chief Administration and Technology Officer. Tommi has also spent part of her extensive career at Automatic Data Processing as Division Vice President for Client Services and Operations.

"This reorganization will allow Compuware to take advantage of the unique strengths of its management team," said Compuware Chairman and CEO Peter Karmanos, Jr. "The tremendous talents and experience that Hank, Bob and Tommi bring to these roles will ensure greater focus, accountability and responsiveness to the needs of our customers."

Third Quarter Fiscal 2006 Highlights

During the third quarter, Compuware:

      o Made a strategic, long-term commitment to the Eclipse Foundation by becoming an Eclipse Strategic Developer. As part of this commitment, Compuware will focus its efforts on application life cycle integration and tool interoperability as well as dedicating resources that will support efforts in the Eclipse Application Lifecycle Framework (ALF) project.

      o Continued to strengthen its commitment to the Microsoft Windows platform. In addition to support of Microsoft Visual Studio 2005, Compuware plans to continue offering a unique combination of expertise, best practices and products to help IT organizations develop, test, manage and govern applications developed for the Windows platform.

      o Extended its leadership position in ensuring outstanding end-user experience by introducing enhanced application service management solutions. The availability of Compuware Vantage 9.8 and a portfolio of related service offerings combine to offer unprecedented levels of application performance and availability.

      o Announced the results of a recent study focused on the importance of delivering application service to the business. Compuware commissioned this Forrester Consulting-led study of 202 senior IT decision-makers. Among the findings, 88 percent of respondents agreed or strongly agreed that managing the service of applications is critical to the success of their business.

      o Announced new versions of two of its DevPartner products---Compuware DevPartner Studio 8.0 and Compuware DevPartner Fault Simulator 1.5---at the launch event for Microsoft Visual Studio 2005. These new releases help accelerate application development and improve application quality through full integration with Microsoft Visual Studio 2005, enabling development teams to find and fix defects early in the life cycle, institutionalize best practices for improved quality and maximize developer productivity through expert development advice.

Page 3
Compuware Earns Ten Cents Per Share in Fiscal Year 2006 Third Quarter, Announces Organizational Changes
January 26, 2006


      o Released enhancements to its application quality solutions, the Compuware Application Reliability Solution (CARS) and Compuware QACenter Enterprise Edition. These new releases offer organizations enterprise-level quality management through support for centralized test asset repositories, decentralized test management, collaboration-enhanced requirements analysis and optimized testing. Additionally, CARS has been integrated with Compuware's IT governance and management solution, Changepoint, to provide senior IT management with an integrated view of project status and quality.

      o Released the results of a new study conducted by Forrester Consulting and commissioned by Compuware, which detailed ROI benefits from implementing the Compuware Changepoint IT governance and management solution, including cost savings, improved resource utilization, increased project success rate and enhanced IT operational efficiency.

      o Outlined a comprehensive approach for enabling IT organizations to more effectively address the growing data privacy challenge. The Compuware solution for protecting sensitive data includes an implementation methodology, enhanced versions of the Compuware File-AID product line for both mainframe and distributed platforms and professionals with the expertise to assist in the implementation process.

      o Announced a new partnership with the not-for-profit Northwest Regional Data Center to host the Compuware Application Reliability Solution (CARS).

      o Announced that Compuware DevPartner SecurityChecker won Software Test & Performance Magazine's Testers Choice Award in the "Security Test Tool" category.

      o Hosted the annual OJ.X technology conference--attended by more than 1,000 professionals--at its Detroit headquarters.

      o Announced its Montreal-based operations--including the company's NearShore Development Center--received a $5 million, three-year grant from the Government of Quebec for Compuware's training program for technology employees.

      o Achieved recognition as one of the 2005 101 Metropolitan Detroit's Best and Brightest Companies to Work For.

      o Earned the second-highest index score among the top 100 publicly held Michigan companies according to the 2005 Michigan Women's Leadership Index. Compuware was named a "Most Valuable Player," honoring the company's percentage of female officers and directors.

Compuware Corporation

Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

                                      ###

Page 4
Compuware Earns Ten Cents Per Share in Fiscal Year 2006 Third Quarter, Announces Organizational Changes
January 26, 2006


Conference Call Information

Compuware will host a conference call today to discuss these results at 5:00 p.m. Eastern Time (22:00 GMT). Interested parties from the United States should call 800-230-1074. For international access, the conference call number is +1-612-234-9960. The password for the conference call is Compuware.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode is 802604. For more information, visit the Compuware Corporation Investor Relations web site at http://www.compuware.com.


Press Contact

Lisa Elkin, Vice President, Corporate Communications and Investor Relations, 313-227-7345



Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                          AS OF DECEMBER 31,
                                                     ---------------------------
                        ASSETS
                                                         2005           2004
                                                     -----------     -----------
 CURRENT ASSETS:
   Cash and cash equivalents                         $   536,904     $   419,567
   Investments                                           293,181         194,719
   Accounts receivable, net                              406,722         431,701
   Deferred tax asset, net                                34,311          34,233
   Income taxes refundable, net                           45,904          23,578
   Prepaid expenses and other current assets              22,928          24,756
   Building - held for sale                               15,700          19,702
                                                     -----------     -----------
           Total current assets                        1,355,650       1,148,256
                                                     -----------     -----------

 INVESTMENTS                                              26,090         122,481
                                                     -----------     -----------

 PROPERTY AND EQUIPMENT, LESS ACCUMULATED
   DEPRECIATION AND AMORTIZATION                         400,734         424,524
                                                     -----------     -----------

 CAPITALIZED SOFTWARE, LESS ACCUMULATED
   AMORTIZATION                                           58,118          55,715
                                                     -----------     -----------

 OTHER:
   Accounts receivable                                   221,620         250,973
   Deferred tax asset, net                                15,676
   Goodwill                                              318,383         297,108
   Other                                                  34,100          36,104
                                                     -----------     -----------
           Total other assets                            574,103         599,861
                                                     -----------     -----------

 TOTAL ASSETS                                        $ 2,414,695     $ 2,350,837
                                                     ===========     ===========

      LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Accounts payable                                  $    20,731     $    25,730
   Accrued expenses                                      160,940         188,631
   Deferred revenue                                      326,239         293,176
                                                     -----------     -----------
           Total current liabilities                     507,910         507,537

 DEFERRED REVENUE                                        322,845         339,140

 ACCRUED EXPENSES                                         15,033          18,890

 DEFERRED TAX LIABILITY, NET                              20,433
                                                     -----------     -----------
           Total liabilities                             866,221         865,567
                                                     -----------     -----------

 SHAREHOLDERS' EQUITY:
   Common stock                                            3,826           3,873
   Additional paid-in capital                            752,449         738,165
   Retained earnings                                     784,788         730,871
   Unrealized loss on marketable securities                 (196)
   Foreign currency translation adjustment                 7,607          12,361
                                                     -----------     -----------
           Total shareholders' equity                  1,548,474       1,485,270
                                                     -----------     -----------

 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $ 2,414,695     $ 2,350,837
                                                     ===========     ===========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                  QUARTER ENDED       NINE MONTHS ENDED
                                                   DECEMBER 31,         DECEMBER 31,
                                               -------------------   -------------------
                                                 2005       2004       2005       2004
                                               --------   --------   --------   --------
REVENUES:
  Software license fees                        $ 83,253   $ 98,996   $214,864   $218,761
  Maintenance fees                              107,647    108,658    325,922    316,930
  Professional services fees                    115,005    122,881    355,093    377,365
                                               --------   --------   --------   --------
       Total revenues                           305,905    330,535    895,879    913,056
                                               --------   --------   --------   --------

OPERATING EXPENSES:
  Cost of software license fees                   5,791      5,403     17,030     21,289
  Cost of professional services                 101,894    105,734    313,083    337,518
  Technology development and support             34,610     33,907    104,663    115,587
  Sales and marketing                            73,547     84,441    213,782    234,496
  Administrative and general                     43,029     48,200    142,557    148,113
                                               --------   --------   --------   --------
       Total operating expenses                 258,871    277,685    791,115    857,003
                                               --------   --------   --------   --------

INCOME FROM OPERATIONS                           47,034     52,850    104,764     56,053

OTHER INCOME, NET                                 9,234      5,070     23,819     13,053
                                               --------   --------   --------   --------

INCOME BEFORE INCOME TAXES                       56,268     57,920    128,583     69,106

INCOME TAX PROVISION                             18,568     16,218     42,070     19,350
                                               --------   --------   --------   --------

NET INCOME                                     $ 37,700   $ 41,702   $ 86,513   $ 49,756
                                               ========   ========   ========   ========

DILUTED EPS COMPUTATION
Numerator:  Net income                         $ 37,700   $ 41,702   $ 86,513   $ 49,756
                                               --------   --------   --------   --------
Denominator:
  Weighted-average common shares outstanding    385,081    387,211    386,874    386,475
  Dilutive effect of stock options                3,194      1,609      2,405      1,785
                                               --------   --------   --------   --------
  Total shares                                  388,275    388,820    389,279    388,260
                                               --------   --------   --------   --------
Diluted EPS                                    $   0.10   $   0.11   $   0.22   $   0.13
                                               ========   ========   ========   ========

Note: Certain amounts in prior periods have been reclassified to conform to the current presentation.

                       COMPUWARE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (In Thousands)

                                                           NINE MONTHS ENDED
                                                             DECEMBER 31,
                                                         ----------------------
                                                           2005         2004
                                                         ---------    ---------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income                                             $  86,513    $  49,756
  Adjustments to reconcile net income to cash provided
      by operations:
      Depreciation and amortization                         37,869       43,654
      Tax benefit from exercise of stock options             3,350          372
      Issuance of common stock to ESOP                       4,872
      Acquisition tax benefits                               5,254        5,406
      Deferred income taxes                                 23,016       11,397
      Other                                                  9,848        2,015
      Net change in assets and liabilities, net of
       effects from acquisitions:
        Accounts receivable                                 51,226       (6,634)
        Prepaid expenses and other current assets            1,570       (2,341)
        Other assets                                          (964)       1,968
        Accounts payable and accrued expenses              (20,195)     (24,936)
        Deferred revenue                                   (70,026)       6,908
        Income taxes                                       (13,177)      10,362
                                                         ---------    ---------
             Net cash provided by operating activities     114,284      102,799
                                                         ---------    ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of:
      Businesses, net of cash acquired                     (30,917)    (104,993)
      Property and equipment                               (11,101)     (22,701)
      Capitalized software                                 (14,266)     (16,431)
  Investments:
      Proceeds                                             312,169      157,927
      Purchases                                           (264,042)    (164,953)
                                                         ---------    ---------
             Net cash used in investing activities          (8,157)    (151,151)
                                                         ---------    ---------

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
  Net proceeds from exercise of stock options               10,513        1,283
  Contribution to stock purchase plans                       6,527        6,111
  Repurchase of common stock                               (77,459)
                                                         ---------    ---------
             Net cash provided by (used in)
               financing activities                        (60,419)       7,394
                                                         ---------    ---------

 EFFECT OF EXCHANGE RATE CHANGES ON CASH                    (6,491)       5,609
                                                         ---------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS        39,217      (35,349)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD           497,687      454,916
                                                         ---------    ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD               $ 536,904    $ 419,567
                                                         =========    =========

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                             OPERATIONAL HIGHLIGHTS
                          (dollar amounts in thousands)

                                                       QUARTER ENDED                           QUARTER ENDED
                                               -----------------------------      ----------------------------------------
                                               DECEMBER 31,     DECEMBER 31,      YR - YR     SEPTEMBER 30,      QTR - QTR
                                                  2005             2004           % Change        2005           % Change
                                               ------------     ------------      -------     -------------      ---------
License Fees:
  Distributed Product License Fees
   DevPartner                                   $  2,888         $  4,157          (30.5%)      $  3,153          (8.4%)
   QACenter and File-AID Client/Server             6,887            7,150           (3.7%)         5,546          24.2%
   UNIFACE and Optimal                             6,525            5,080           28.4%          4,417          47.7%
   Vantage                                        15,924           11,544           37.9%         10,485          51.9%
   Changepoint                                     2,278            2,900          (21.4%)         2,325          (2.0%)
                                                --------         --------                       --------
  Total Distributed Product License Fees          34,502           30,831           11.9%         25,926          33.1%
  Mainframe Product License Fees                  48,751           68,165          (28.5%)        37,663          29.4%
                                                --------         --------                       --------
Total License Fees                                83,253           98,996          (15.9%)        63,589          30.9%

Maintenance Fees                                 107,647          108,658           (0.9%)       110,901          (2.9%)
                                                --------         --------                       --------
Total Products Revenue                          $190,900         $207,654           (8.1%)      $174,490           9.4%
                                                ========         ========                       ========

Total Mainframe Products Revenue                $129,775         $151,885          (14.6%)      $122,232           6.2%
Total Distributed Products Revenue              $ 61,125         $ 55,769            9.6%       $ 52,258          17.0%

Total Products Revenue by Geography
  North America                                 $105,158         $114,237           (7.9%)      $ 95,420          10.2%
  International                                 $ 85,742         $ 93,417           (8.2%)      $ 79,070           8.4%

Product Releases
  Mainframe                                            4                4            0.0%              4           0.0%
  Distributed                                          8                9          (11.1%)             8           0.0%

Total Costs of Software Products                $113,948         $123,751           (7.9%)      $108,150           5.4%

Professional Services
  Professional Services Revenue                 $115,005         $122,881           (6.4%)      $118,156          (2.7%)
  Contribution Margin                               11.4%            14.0%                          11.2%
  Billable Headcount                               3,675            3,884           (5.4%)         3,713          (1.0%)

Total Company Headcount                            7,517            8,109           (7.3%)         7,565          (0.6%)